UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

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MBIA Inc.	Charles R. Rinehart
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 23, 2022

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders (the “Annual Meeting”) on Tuesday, May 3, 2022 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022. For further information on how to participate in the Annual Meeting via live webcast, please consult the accompanying Notice of Annual Meeting of Shareholders and in the section captioned “General Information – How it Works” on page 1 of this Proxy Statement.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	ratify the selection of independent auditors for 2022; and

•	approve the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan

After the formal agenda is completed, we will be happy to answer any questions you may have. This year, the shareholder Q&A session will feature questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number (“Control Number”) found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting.

Even if you do not plan to participate in the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Charles R. Rinehart Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2022 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders (the “Annual Meeting”) on Tuesday, May 3, 2022 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022. Our agenda for this year’s meeting is for shareholders to:

1.	elect seven Directors for a term of one year, expiring at the 2023 Annual Meeting;

2.

express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2022;

4.	approve the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan; and

5.	transact any other business as may properly come before the meeting

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2021 Annual Report to Shareholders and proxy materials for the 2022 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 23, 2022.

The Notice provides instructions regarding how to view our proxy materials for the 2022 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 21, 2022. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line. A certified list of shareholders will be available for inspection beginning two days following the date of this Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022 on the link marked “Registered Shareholder List”.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Jonathan C. Harris
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 23, 2022

The enclosed proxy is solicited on behalf of the Board of Directors of MBIA Inc., for use at the Annual Meeting of stockholders to be held on Tuesday, May 3, 2022 at 10:00 a.m. EDT, or at any adjournment or postponement of the Annual Meeting, for purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to provide universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022.

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2022 at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022. Only shareholders of record at the close of business on March 10, 2022 may vote at the Annual Meeting. As of March 10, 2022, there were 54,853,045 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting. A certified list of shareholders will be available for inspection beginning two days following the date of the Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2022 on the link marked “Registered Shareholder List”.

A quorum is constituted by the participation, either remotely via live webcast, or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM Eastern Time the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

Participation in Annual Meeting via live webcast. You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/MBI2022.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing that you are revoking your proxy, deliver later-dated proxy instructions, use the phone or online voting procedures or participate in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls. Unless you decide to attend the Annual Meeting via live webcast and vote your shares during the Annual Meeting after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2022 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 51 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		•	•	•

William C. Fallon CEO of MBIA Inc.	2017	No	•

Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	•	•	C	•

Janice L. Innis-Thompson SVP, Corporate Litigation and Legal Operations of Nationwide Mutual Insurance Company	2021	Yes		•	•	•

Charles R. Rinehart Former CEO and Chairman of HF Ahmanson & Co.	2008	Yes	C	•	•	•

Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	•	•	•	C

Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	•	C	•	•

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

●: Member, C: Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2021. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2021, with the exception of Janice L. Innis-Thompson who joined the Board in October 2021. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2021 Annual Meeting was attended by each of the Company’s then current Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Rinehart (Chair), Fallon, Gilbert, Shasta and Vaughan, did not meet during 2021. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Rinehart, Gilbert and Shasta, and Mss. Dewbrey and Innis-Thompson, met four times in regular sessions during 2021. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “C&G Committee”), which at year-end consisted of Messrs. Gilbert (Chair), Rinehart, Shasta and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2021. In accordance with the C&G Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the C&G Committee members is independent. As part of its specific role, the C&G Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the C&G Committee for the other NEOs’ compensation levels. Since 2005, the C&G Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the C&G Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2021, no NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s C&G Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Gilbert, Rinehart and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2021. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members is independent. In addition, the Board has designated Messrs. Dewbrey, Gilbert, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

Following the addition of Ms. Innis-Thompson to the Board in October 2021, with the Company’s operating subsidiaries in runoff, and not expected to resume new business activities, it is not expected that the Company will need or seek to add additional Directors. Should any of the current Directors not be re-elected, or voluntarily resign, potential Director nominees will be selected in light of the Board’s needs at the time, with reference to the importance the Company places on having a diverse Board reflecting a range of skills, backgrounds and personal characteristics. More specifically, the C&G Committee assesses potential nominees based on his, her or their relevant business and other skills and experience; personal character and judgment; diversity of experience; self-identified specific diversity characteristics in accordance with the Board Practices; ability to devote significant time to Board activities; independence; financial literacy; and knowledge of and familiarity with the Company’s businesses.

The C&G Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the C&G Committee. If the Chair of the C&G Committee concludes that a candidate merits further consideration, then one or more other members of the C&G Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the C&G

Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2021.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the C&G Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the C&G Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders), including individuals’ self-identified gender and ethnicity. These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the C&G Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board. As set forth below in their biographies, we continue to believe that the proposed slate of Board of Director nominees possess diverse skill sets, and broad experience across the insurance, banking, auditing and strategic planning industries, that will help guide the Company in its current business environment.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including cybersecurity risk. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function. In connection with its oversight of cybersecurity risk, the Audit Committee receives semi-annual, or more frequent as appropriate, briefings from the Company’s senior management and Enterprise Security

Council concerning, among other topics, the implementation of the Company’s Cybersecurity Policy, its ongoing training to prevent, identify and react to security incidents, periodic vulnerability assessments performed by outside vendors, and Internal Audit’s periodic reviews of MBIA’s data security policies and procedures.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Board Management of Environmental & Social Responsibility

MBIA recognizes and embraces its responsibilities to the environment and to the promotion of social welfare, and its Board has adopted those goals as priorities as well. The Company has long and comprehensively assessed the impact of environmental risk on its insured portfolios, regularly reporting to the Board on these risks. The Company has also demonstrated a strong commitment to environmental and social responsibility, though the nature of its business, small size and current operations provide management with limited opportunities to improve upon that record. The Company’s Risk Oversight Committee, which includes its CEO, a member of the Board, regularly reviews and implements policies and decisions related to environmental and social governance risks.

Environmental Risk Management

As a financial guaranty insurance company with only 87 employees (as of December 31, 2021) and a single corporate location dedicated entirely to analytical and administrative functions, MBIA has a very limited impact on the environment. Nonetheless, the Company is committed to responsible stewardship of the environment wherever feasible and has taken actions such as encouraging a move toward a paperless office, investing heavily in imaging technology corporate records, and implementing the SEC’s Notice and Access program for electronic disclosure resulting in a significantly reduced number of printed disclosures produced each year.

Climate Change Risk Management

As part of its Enterprise Risk Management framework, MBIA has identified climate change as a risk to its insured portfolio of public finance credits. While the Company’s insurance subsidiaries are no longer writing new business and therefore do not need to assess climate risk in the context of underwriting decisions, the significant majority of MBIA’s outstanding insured exposure is to U.S. municipalities, which will take decades to run off and are subject to both direct and indirect effects of climate change including an increasing risk to severe weather events. In response to these threats, MBIA’s risk management and insured portfolio management groups have identified the sectors of the insured portfolio that are particularly vulnerable to the impacts of climate change and factor these risks into internal ratings, frequency of review and potential remedial action

Social Risk Management and Employment Policies

MBIA is committed to promoting social welfare – for its employees, the communities in which they live and work, and the citizens in the municipalities that benefit from its insurance. It is MBIA’s policy to ensure equal employment opportunity for all job applicants and employees with regard to all personnel-related matters, including, but not limited to recruitment, hiring, placement, promotion, compensation, benefits, transfers and training and all other terms and conditions of employment. In all such activities, MBIA’s Equal Employment Opportunity and Non-Discrimination and Anti-Harassment Policy prohibits discrimination or harassment against any persons because of age, gender (including gender identity or gender expression), sex, race, color, religion, creed, marital status, sexual orientation, pregnancy, disability, veteran status, national origin, alien or citizenship status, genetic predisposition or carrier status, military or veteran status, or any other characteristic protected by law. MBIA prohibits retaliation or adverse employment action against any individual who, in good faith, reports discrimination or harassment or participates in an investigation of such reports.

MBIA reasonably accommodates employees and applicants with disabilities (including temporary disabilities), those who are pregnant, nursing mothers, and those with sincerely held religious beliefs, in accordance with applicable law. MBIA offers its employees a comprehensive compensation and benefits package that includes a competitive salary and an annual cash performance bonus, paid time-off benefits, health and welfare voluntary benefits that include medical and dental insurance, a health savings account that includes a company match to employee contributions, and supplemental life insurance.

MBIA’s corporate mission has long included enhancing the strength and vitality of communities, whether through offering its insurance product, which reduces the borrowing costs of towns, cities and municipalities, or through the sponsorship of many diverse philanthropic efforts. MBIA also formed the MBIA Foundation, a 501(c)(3) tax-exempt organization, in 2001, whose mission is to help improve the quality of life in the communities where the company conducts business and where its employees live and work. Since inception, the MBIA Foundation has paid out over $20 million in matching gifts, almost $12 million in grants to community organizations and over $300,000 in Dollars-Doers-Programs in support of employees’ volunteer efforts.

COVID-19 Pandemic Risk Management

In response to the COVID-19 pandemic and in an effort to protect the health and well-being of its employees, the Company implemented its business continuity plans in early March of 2020 with all employees working remotely. Consistent with federal, state and local guidance, in September 2021, conditions permitted management to implement a safe return to the office for employees. MBIA is committed to fostering the physical, emotional and financial health and well-being of its employees.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2021, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA Inc. common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2021, the Company also granted Directors an award of time-based restricted stock in 2021 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”) (formerly the MBIA Inc. 2005 Omnibus Incentive Plan), which is a shareholder approved compensation plan.

The restricted stock granted in 2021 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2021 consisted of the following components. There was no change from 2020.

Directors’ total compensation components	2021

Board Annual Retainer	$75,000

Committee Chair Retainer	$25,000

Chairman Retainer	$125,000

Board & Committee Meeting Fee (per meeting)	$2,000

Special Telephonic Meeting Fee (per meeting)	$1,000

New Director Orientation Fee (per day)	$2,000

Annual Restricted Stock Grant	$100,000

New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2022. No change to Director compensation is expected for 2022.

Directors’ total compensation earned or paid in 2021. The amounts shown below represent compensation earned or paid and stock awarded in 2021 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)

Diane L. Dewbrey	113,000	100,000	40,000	253,000

Steven J. Gilbert	138,000	100,000	63,000	301,000

Janice L. Innis-Thompson (1)	0	100,000	0	100,000

Charles R. Rinehart	263,000	100,000	0	363,000

Theodore Shasta	138,000	100,000	33,500	271,500

Richard C. Vaughan	138,000	100,000	24,000	262,000

(1)	On October 27, 2021, the Board of Directors elected Ms. Innis-Thompson as a member of MBIA’s Board of Directors.

(2)	The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.

(3)

The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On May 13, 2021, Ms. Dewbrey and Messrs. Gilbert, Rinehart, Shasta and Vaughan received a grant of 11,261 shares of restricted stock. On October 27, 2021, Ms. Innis-Thompson received a grant of 6,365 shares of restricted stock as a new Director. See the section “Directors’ restricted stock grants” for award vesting provisions.

(4)

The amounts shown represent matching gift company contributions made in 2021 by the MBIA Foundation. The MBIA Foundation matches charitable contributions on a 2:1 basis. The individual contribution annual limit of $20,000 can be matched 2:1 with up to $40,000 per calendar year in matching funds. Amounts shown may exceed the annual limit in instances of a matching gift contribution approved at year-end but paid in the following year. All full-time employees and Directors are eligible to participate.

Directors’ deferred compensation balances and equity holdings as of December 31, 2021. The following table shows restricted stock holdings as of December 31, 2021. Amounts shown are based on $15.79 per share, the closing fair market value of the shares on December 31, 2021.

Name	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)

Diane L. Dewbrey	11,261	177,811

Steven J. Gilbert	46,346	731,803

Janice L. Innis-Thompson	6,365	100,503

Charles R. Rinehart	46,346	731,803

Theodore Shasta	46,346	731,803

Richard C. Vaughan	46,346	731,803

As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred retainer and meeting fees to either an Investment Account or a Share Account. There are no Directors with account balances under the Investment and Share Accounts.

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2021.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Five out of our six Directors have exceeded the Company’s stock ownership guidelines for Directors. The remaining Director was appointed in 2021 and is on track to meet the ownership guidelines.

Audit Committee report

The Audit Committee is composed of six Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2021 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2021 Activities

In performing our oversight role for 2021, we have:

•	considered and discussed the audited financial statements for 2021 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company;

•	received briefings from Senior Management and the Enterprise Security Council on matters including the implementation of the Company’s Cybersecurity Policy and other related matters; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 8, 2022

The Audit Committee

Mr. Theodore Shasta (Chair)

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning

Annual Incentive	Compensation that can be earned based on performance measured over a one-year period

Forfeit	Share awards that were given up

Long-Term Incentive(s)	Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)

Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved

MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares

MBIA Insurance	MBIA Insurance Corporation, an operating subsidiary of MBIA

National	National Public Finance Guarantee Corporation, an operating subsidiary of MBIA

Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, i.e., annual incentive compensation and performance-based long-term incentive awards

Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards

Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

About MBIA

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance. MBIA’s overarching focuses today are threefold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims; and

•	ensuring that we continue to honor all policyholder claims.

Our executive compensation program reflects these areas of focus.

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

2021 Business and Performance Highlights

The Company continued to operate effectively in 2021, despite the ongoing impacts of COVID-19, ensuring the safety of our employees and business continuity for our policyholders. Our executives oversaw our continued functionality in a remote work environment until our employees returned to the office safely after Labor Day. Notably, we were able to retain our entire workforce on full pay throughout 2021, providing access to enhanced healthcare benefits as needed.

The Company’s executives and employees achieved numerous key successes for shareholders and policyholders even in the midst of those challenging operating headwinds. As discussed in more detail below, we progressed significantly towards critical final resolutions of National’s Puerto Rico exposures. National reached formal agreements concerning Puerto Rico’s General Obligation and Highways and Transportation Authority insured debt, the former of which had its Plan confirmed by the federal bankruptcy court and went effective on March 15, 2022. These agreements are the key steps to likely allowing the credits to exit bankruptcy in 2022 and defined the compensation National is to receive on confirmation of those Plans. In addition, National successfully monetized $430 million of its Puerto Rico utility PREPA bankruptcy claims at attractive pricing, converting illiquid salvage assets into investible cash and reducing National’s PREPA insured exposure by over 35%.

The Company also bolstered each entity’s liquidity profiles, and MBIA Insurance took strategic steps to decrease its insured portfolio by over 32%. In furthering the Company’s resolution of National’s Puerto Rico exposures, the foundation has been laid for the Company to address its strategic alternatives to deliver further shareholder value, including, without limitation, a potential sale of the Company.

Pay and Performance for 2021

As described above, 2021 was a year with notable financial and strategic achievements for the Company, and for long term shareholders, a year in which the value of their positions in the Company grew by 140%. We have designed our executive compensation program to align executive pay with company performance over both the short-term and long-term. In 2019 and 2020, given a multi-year decline in our stock price, this alignment led to our Named Executive Officers’ (“NEO”) 2017 and 2018 performance-based share awards being forfeited in full at year end. In 2021, the favorable stock performance over the relevant three year period for shareholders led to the following outcomes for our NEOs’ variable pay programs:

•	Our NEOs’ 2019 performance-based share awards, subject to absolute TSR performance for the three-year period ending December 31, 2021, were earned at 176%;

•

In respect of annual Company performance, the 2021 scorecard was graded at 103% of target, reflecting at or above target achievements (as detailed above) on the objectives concerning remediation of National’s problem credits, employee management, and liquidity at the holding company and MBIA Insurance.

These results, particularly when considered in light of the prior two years’ outcomes, reflect our compensation program’s effectiveness in tying the experience of our long-term shareholders to that of our senior executives. Our performance-based share awards continue to be based on absolute TSR goals, reinforcing our commitment to reward our NEOs only when our shareholders also benefit.

Further details on the outcomes under the incentive plans are described in in the body of the CD&A.

Shareholder Engagement

The Company and the Committee view engagement with our shareholders as a top priority and a meaningful component to our compensation governance practice, and indeed, governance more broadly. In 2021, even following almost universal support for our 2020 NEO compensation decisions, we continued to communicate actively with our long-term investors for any additional feedback they wished to provide. We reached out to entities representing almost 52% of our shares outstanding in 2021, and engaged with all of those who expressed an interest in providing feedback.

The feedback provided, as well as the overwhelming vote in favor of 2020 say-on-pay, indicates continued support for the design of our ongoing executive compensation program. The Committee believes that this program remains properly structured to reflect our run-off status, address the generation of long-term value and align the interests of our investors, policyholders, and executives. None of the shareholders with whom we engaged expressed concern about the program structure, which is intended to balance our need to retain and motivate our senior leadership team and our determination to maximize policyholder and investor interests. The Committee’s view is that each of our individual NEOs is experienced, distinctively skilled, and highly marketable. Given the Company’s ongoing period of challenge, and the value placed on historical knowledge of MBIA, the Committee believes that proactive compensation management aides in retention of senior talent.

We will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Overview of our Compensation Program

With both of its operating subsidiaries effectively in run-off, MBIA continues to be a company in transition. Our regulated insurance companies still maintain a collective portfolio of almost $42 billion in issued financial guaranty policies. Our employees, including our NEOs, are charged with the critical task of ensuring that MBIA, as has been our unwavering practice, will honor any and all claims presented by our insureds on the policies we have issued. This challenge is accompanied by our simultaneous commitment to focus on the generation of long-term value for our shareholders, policyholders and other stakeholders.

In 2021, 76% of our CEO’s target total compensation was variable, the majority of which is performance-based. For 2022, 76% of the CEO’s target total compensation and 73% of the other NEOs’ respective target total compensation will continue to be variable.

In summary, and as discussed in more detail throughout this CD&A, our executive compensation program today features the following shareholder-approved aspects:

Highlights of Program

•   Compensation for our NEOs is evaluated using a peer group against which MBIA ranks above the upper quartile on assets, between median and the lower quartile on market capitalization, and below the lower quartile on revenue. Against this group, 2022 NEO compensation, including that of the CEO, is targeted at the median. This positioning is deemed appropriate given the substantial size of assets managed, combined with the value of the Company and the nature of operating a run-off business

• Heavy reliance on performance-based components of compensation, which comprise on average 60% of our NEOs’ overall target compensation

•   Limited discretion in Committee evaluation of NEO performance, which is measured by application of MBIA’s quantifiable strategic scorecard in determining NEO annual incentive awards

•   Alignment of measurement of performance between NEOs and the Company’s broader employee population

•   Use of qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking

•   Heavy weighting towards equity compensation with five-year full vesting periods, as well as mandatory and established stock ownership guidelines and stock retention requirements beyond retirement, for NEOs, to directly align their interests with those of shareholders

These program features confirm our ongoing commitment to align our executive compensation program with shareholder expectations. Further, we believe that the steps we have taken enhance the likelihood that our NEOs will remain with the Company on a long-term basis, performing for the benefit of shareholders’ long-term interests.

Looking to the future

We are committed to maintaining the performance-oriented compensation structure which has been met with strong support both in say-on-pay results and in our ongoing communications with shareholders. Our program reflects our commitment to being responsive to shareholder feedback, and we will continue to engage actively with our shareholders. Our emphasis remains on aligning pay with performance, and maintaining a means through which to retain and motivate a senior leadership team committed to success in implementing the Company’s strategic goals for the benefit of our shareholders.

We do not anticipate major or structural changes to our compensation program in 2022. We have been ahead of the curve in promoting the Company’s dedication – not just to shareholders – but to all stakeholders, including its employees and the communities in which we operate. Our annual performance goals accordingly reconfirm our ongoing focus on corporate culture, diversity, and human capital management. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee,

Steven J. Gilbert

Compensation & Governance Committee

Steven J. Gilbert, Chair

Diane L. Dewbrey

Janice L. Innis-Thompson

Charles R. Rinehart

Theodore E. Shasta

Richard C. Vaughan

Executive Officers

Following are our NEOs in 2021, who are listed in the Summary Compensation Table.

•	William C. Fallon, Chief Executive Officer

•	Anthony McKiernan, EVP, Chief Financial Officer and Treasurer

•	Adam T. Bergonzi, AVP and National’s Chief Risk Officer

•	Jonathan C. Harris, General Counsel and Secretary

•	Christopher H. Young, AVP and National’s Chief Financial Officer

•	Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer

Compensation Strategy

Our compensation program is designed to retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

In February 2021, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s and its senior team’s performance in 2021 would be measured. The Board discussed the proposal at length with management during the February 2021 Board meeting, and ultimately approved the final scorecard. This scorecard identifies several broad performance categories for MBIA Inc., the holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2021 scorecard is discussed in more depth in the section below labeled “Annual Incentive Awards for 2021 Performance”. In short, however, the 2021 performance metrics represented in the 2021 scorecard include the following:

Performance Metric	Why it Matters

Remediation of Problem Credits at National	Effectively remediating troubled credits within National’s portfolio (including its exposures relating to Puerto Rico and its instrumentalities) is critical to the long-term safety of National policyholders and the economic value proposition for our shareholders

People Management	In a challenging environment, remaining focused on safely supporting, developing and retaining high potential employees is important to ensure our ability to execute our other goals

Adjusted Book Value (“ABV”)	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders

MBIA Inc. Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital, is of paramount importance to MBIA’s long-term financial health

MBIA Insurance Portfolio Management and Remediation	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors

MBIA Insurance Liquidity	Ensuring that sufficient liquidity exists for any claim payments due is critical to protecting MBIA Insurance, its policyholders and creditors

Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements

Compensation Practices

MBIA has adopted a number of policies and practices relating to compensation which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•  Deliver the majority of target compensation in the form of variable pay

•  Tie variable pay to successful performance in areas of strategic significance

•  Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•  Cap the cash annual incentive opportunity

•  Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•  Phase the vesting of equity awards over a five-year period

•  Operate a clawback policy

•  Apply double-trigger for change in control payments

•  Prohibit short sales, hedging or pledging of our stock

•  Engage an external independent advisor

•  Provide guaranteed bonuses

•  Encourage excessive risk

•  Provide excessive perquisites

•  Make decisions solely based on market data

•  Offer employment contracts

•  Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

The majority of compensation for our CEO and other NEOs is delivered in the form of performance-based compensation, the weighting of which has increased in recent years based on shareholder feedback. In 2021, 62% of the CEO’s target compensation and 59% of the other NEOs’ respective target compensation (on average) was performance-based.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within 2 months thereafter; time and performance-based long- term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs.

In addition to the compensation outlined below, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to current NEOs.

The table below describes each compensation element.

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA

•  Fixed pay

•  Informed by reference to peer group median and adjusted for, among other variables, tenure, knowledge, ability and experience

•  Level also takes account of scope of role

•  Reviewed annually

• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately

•  Variable pay delivered in cash

•  Value determined based on performance against pre-defined objectives

•  Target values set with reference to peer group median

•  Actual bonus can range from 0% to 200% of target

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three- year tactical and strategic objectives

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•  Variable pay delivered, if at all, in equity

•  Accounts for two-thirds of the total long- term compensation

•  Target values informed by reference to peer group median

•  Target award grant date value of 100% of base salary (117% for CEO)

•  Actual payout can range from 0% to 200% of target award

•  Earned shares vest in equal installments on the third, fourth and fifth anniversaries of the date of grant

•  Earned shares vest subject to continued employment and performance

•  Assessed against pre-established performance measures

•  Vesting of 2020 and 2021 awards made in early 2021 and 2022, respectively, are based solely on absolute total shareholder return and measured over three years

•  Performance is assessed at the end of the three-year performance period (December 31, 2023 for the March 2021 awards)

•  Performance shares will be forfeited if minimum targets are not met; for instance if total shareholder return is flat or negative over the performance period

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•   Variable pay delivered in equity

•  Accounts for one-third of the total long- term compensation

•  Target values informed by reference to peer group median

•  Target award grant date value of 50% of base salary (58% for CEO)

•  Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant (annual grants)

•  Awards vest subject to continued employment

• Continued employment (condition for vesting)

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s six independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2021, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the “Board of Directors corporate governance section”.

Use of an Independent Advisor

Since 2009, the Committee has retained WTW as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses WTW’s advice and insight to inform the eventual decision-making process.

In assessing WTW’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that there were no conflicts of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Chair of the Committee has participated directly in shareholder engagement to ensure we broadly receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2021, led by the Chair of the Committee, our CEO, and our Head of Investor Relations, we invited over 52% of our shareholders to speak with us, and engaged with all shareholders who expressed an interest in doing so, either in person or by phone.

These calls and meetings continue to provide an open forum to discuss those topics that were of most significance to our shareholders, including executive compensation. The feedback received regarding our executive compensation program has been uniformly positive. Consequently, the Committee and the Board of Directors have not made any material structural program changes for 2022.

2021 Shareholder Engagement

•  Invited over 52% of shareholders to speak with us; engaged with those who expressed an interest in doing so

•  Feedback confirmed shareholder satisfaction with our executive compensation program

•  Reviewed Glass Lewis and ISS reports

Looking to the future, MBIA is committed to continuing to maintain ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•  Review and assess prior year performance of CEO and leadership team

•  Recommend compensation to be paid to CEO and leadership team for the prior year

•  Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•  Evaluate compensation policies and practices to determine whether either will create risks

•  Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•  Establish and recommend target compensation to be paid to CEO and leadership team for current year

•  Review and approve CEO goals and objectives for current year

•  Review and approve compensation disclosures in Proxy and Form 10-K

•  Recommend committee and chair assignments for Board members

•  Discuss investor outreach and status of shareholder votes

•  Discuss shareholder advisory reports

•  Review the results of the say-on-pay vote

• Perform peer group review • Receive regulatory update (or at other times as appropriate) • Review NEO compensation relative to market • Review Director compensation relative to market

•  Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•  Review Director performance

•  Review and approve Committee Charter

•  Preview drafts of Proxy tables

•  Assess external advisor independence

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment, the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	The design of MBIA’s broader compensation policies.

Based on its assessment for 2021, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

Clawback. In February 2013, MBIA adopted a Clawback Policy which covers all compensation paid or awarded. The policy is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting. The following table summarizes the key features of the policy:

Aspect	Features
Covered executives	• Any Named Executive Officer • All executives with the title ‘Managing Director’ or above, at the time of a restatement or any time during the three-year period preceding the restatement
Triggering event	• A material restatement of our GAAP financial statements which means that any compensation paid to a Covered Executive would have been lower
Compensation	• Any annual or long-term incentive, whether it is paid in cash or equity
Determining the value of a clawback

•   Amount determined at the Committee’s discretion

•   Takes into account the difference between the amount that was paid or granted and the amount that would have been paid or granted under the restated financial statements

Application	• At the Committee’s discretion • Incentive compensation must either be repaid or forfeited

This policy will be reviewed from time to time, to consider potential changes that may reflect evolving best practices, regulation, MBIA’s circumstances, or other relevant factors.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of March 10, 2022, the Chief Executive Officer, the Chief Financial Officer, and the General Counsel have exceeded their ownership guidelines, and the other NEOs are in position to exceed theirs in the near term. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This provides an ongoing interest in MBIA’s long-term performance beyond employment and reinforces the importance of proactive succession planning. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Company Policies Prohibit Hedging and/or Pledging of Company Stock. MBIA maintains rigorous anti- hedging and anti-pledging of shares policies. Specifically, MBIA’s Insider Trading Policy prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as a collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department. The MBIA Legal Department has not been requested to approve any such transactions, and has not done so, in over ten years. The Policy also prohibits directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions.

Compensation Peer Group

Another integral part of our compensation governance is the Committee’s review of MBIA’s compensation programs relative to what its peers are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is also an important consideration.

Principles for identifying compensation peers

•   Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•   Subject to similar legal or regulatory environments

•   Comparable in size and scope

•   Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Based on the established parameters (see left), which are reviewed periodically to ensure continuing relevance, the Committee has adopted a group of 18 companies that has been in place for several years, with any changes simply reflecting the impact of transaction activity.

2021 Compensation Peer Group

•  Ambac Financial

•  Argo Group International

•  Assured Guaranty

•  Employers Holdings

•  FedNat Holding Company

•  Global Indemnity Limited

•  Greenlight Capital Re

•  HCI Group

•  James River Group Holdings

•  Kinsale Capital Group

•  MGIC Investment

•  ProAssurance Corp.

•  Protective Insurance Corporation

•  RLI Corp.

•  SiriusPoint Ltd.*

•  United Insurance Holdings

•  Universal Insurance Holdings

•  White Mountains Insurance

*	Third Point Reinsurance completed a merger with Sirius Group during 2021; the resulting entity was retained given continuing relevance.

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. MBIA ranked above the upper quartile on assets, between median and the lower quartile on market capitalization, and below the lower quartile on revenue at the time of our market compensation review in 2021.

2021 Compensation Decisions and Outcomes

An Overview of Performance in 2021

In 2021, as the global economy and the Company continued to function against the backdrop of the COVID pandemic and its accompanying financial impact, MBIA faced these challenges and delivered significant value to shareholders, while achieving important successes in its core operational objectives. Those accomplishments put the Company in position to deliver its long-term shareholders additional value over the next several years as it begins to address the strategic options that are becoming available following the material resolution of some of its critical Puerto Rico exposures.

For its core operating objectives, the Company is focused on (i) ensuring that adequate liquidity exists at the holding company to satisfy all outstanding obligations, (ii) maximizing the economics of National’s existing insured portfolio through effective surveillance and remediation activity, and by managing its investment portfolio, and (iii) satisfying claims by MBIA Insurance policyholders, taking all prudent steps to maximize recoveries for its senior lenders, and reducing and mitigating potential losses on its insurance exposures.

In 2021, satisfaction of these goals continued to be largely focused on the Company’s efforts to remediate its troubled Puerto Rico credits. In 2021, National reached formal agreements concerning Puerto Rico’s General Obligation and Highways and Transportation Authority insured debt, the former of which had its Plan confirmed by the federal bankruptcy court and went effective on March 15, 2022. These agreements are the key steps to likely allowing these credits to likely exit bankruptcy in 2022 and defined the compensation National is to receive upon Plans confirmation. In addition, in late 2021 and early 2022, National successfully monetized $430 million of its Puerto Rico utility PREPA bankruptcy claims at attractive pricing, converting illiquid salvage assets into investible cash and reducing National’s PREPA insured exposure by over 35%.

MBIA Insurance continued to participate in a federal bankruptcy proceeding in Delaware in which the Court is overseeing the monetization process of the Zohar CLO fund collateral, pursuant to which MBIA Insurance is attempting to recover a meaningful portion of the nearly $1b in claims payments it made on those transactions. Success has been challenging for a number of reasons, including the financial status of the portfolio companies that represent that collateral, and a heavily litigious environment which generates expensive legal battles and impedes the monetization process on a company by company basis. MBIA Insurance was successful in collaborating with certain transaction parties to terminate a significant portion of its obligations, which, along with certain scheduled amortization, resulted in a decrease in its insured portfolio by over 32%.

When these developments and others were measured against the Company’s annual performance scorecard, as discussed further below, performance for the period ended December 31, 2021 resulted in annual incentive awards at 103% of target.

The compensation of our NEOs in 2021 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group. There were no increases to salaries for 2021, and only one NEO received an increase for 2022, which reflected a range of inputs including role impact and criticality, market alignment, internal relativities, supported by individual performance.

Named Executive Officer	2021 Base Salary	2022 Base Salary	Increase on 2021

William C. Fallon	$900,000	$900,000	0%

Anthony McKiernan	$500,000	$500,000	0%

Adam T. Bergonzi	$450,000	$500,000	11%

Jonathan C. Harris	$350,000	$350,000	0%

Christopher H. Young	$325,000	$325,000	0%

Daniel M. Avitabile	$325,000	$325,000	0%

2021 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2021 Performance

The 2021 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas, discussed in detail below: performance in our two operating subsidiaries, National (35% of total score) and MBIA Insurance (15%); performance at the corporate holding company level (10%); and enterprise-wide performance (40%). The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below reflects the outcome for the scorecard for 2021, including the four areas and underlying performance objectives. Each area and goal had an associated weighting, as noted, which was used to determine the overall score under the plan, and the chart below reflects the weight and performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2021 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target
National (35%)				113%
Portfolio Management and Remediation of Troubled Credits			•
MBIA Insurance Corporation (15%)				67%
Financial: Liquidity (5%)			•
Portfolio Management and Remediation of Troubled Credits (10%)	•
Corporate Segment (10%)				143%
MBIA Inc. Liquidity			•
Enterprise Objectives (40%)				98%
ABV (15%)	•
Expense Management: Consolidated Operating Expenses (5%)	•
People Management (20%)			•
Overall Formulaic Outcome				103%

Performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•   Scoring for portfolio management and remediation of troubled credits in National’s portfolio is largely focused on outcomes related to its Puerto Rico credits. Outcomes are established for each of the individual credits for which the Company has material exposure; PREPA, General Obligation and HTA, as well as for collective general developments. A majority of final outcomes remain to be determined

•   As discussed earlier in this CD&A, the Company progressed its efforts to secure a positive outcome on its remaining Puerto Rico credits in 2021 by, among other actions, reaching formal agreements concerning General Obligation and HTA debt, successfully monetizing PREPA bankruptcy claims and reducing National’s PREPA insured exposure by over 35%. While progress against certain Puerto Rico goals was not reached at target, the overall score for progress on Puerto Rico remediation exceeded the objective targets set by management and approved by the Committee

•   Secured higher than projected collections on second lien RMBS payments and on terminated international transactions, generating a year-end liquidity balance that materially exceeded target

•   Reduced its insured obligations, including by collaborating with transaction parties to terminate a significant portion of its obligations, which, along with certain scheduled amortization, resulted in a decrease in Corp.’s insured portfolio by over 32%

•   Successes above were offset by overall failure to achieve target results on MBIA Insurance’s principal objective of progress on recovering Zohar credit payments, for which efforts will continue in 2022

Corporate Segment	Enterprise Objectives

•   Liquidity initiatives including the strategic call of debt, securing the return of pledged amounts to the Company’s GIC operation, and receipt of dividends, led to a position of excess to target liquidity (excluding strategic but unbudgeted debt repurchases), enhancing Company ability to satisfy obligations during the strategic plan period, and leading to a score above target against the Company’s goals

•   The Company’s Adjusted Book Value (a non-GAAP measure discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021) per share as of year-end 2021 was $31.77, versus $35.95 as of year-end 2020, underperforming the target of $33.90 approved by the Board in February 2021. Target is set with an expectation of a reduction in year-over-year ABV, given the Company’s decision to cease pursuing new business, but insurance losses at National exceeded forecasts built into the ABV target calculation.

•   In a year in which retention of key employees was a particular focus of the Committee, and that featured the Company operating remotely for two-thirds of the year then safely bringing its employees back to its headquarters, the Company scored above target on the People Management objective

•  Consolidated Operating Expenses modestly exceeded Plan and resulted in a score slightly below target

In 2021, target bonus opportunities for the NEOs were as set forth below. The maximum bonus opportunity was capped at two-times the target opportunity. Company performance against its annual scorecard, which establishes the default amount of NEO annual incentive compensation, was measured at 103% of target. On the recommendation of the Chief Executive Officer, the Committee approved individual performance modifiers for two NEOs reflecting work in securing significant reduction in PREPA claims and Puerto Rico exposures. No adjustment was made to the CEO’s outcome. The following table reflects the annual incentive awards in respect of 2021 performance for our NEOs:

Named Executive Officer	2021 Bonus Target % (of Base Salary)	2021 Bonus Target	2021 Actual Bonus Paid	2021 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,236,000	103%

Anthony McKiernan	120%	$600,000	$618,000	103%

Adam T. Bergonzi	120%	$540,000	$656,200	122%

Jonathan C. Harris	109%	$380,000	$391,400	103%

Christopher H. Young	108%	$350,000	$460,500	132%

Daniel M. Avitabile	108%	$350,000	$360,500	103%

2021 Long-Term Incentive Awards

Long-term incentive awards to NEOs are made in the form of a combination of performance-based and time-based share awards. This combination provides immediate alignment to shareholder value creation and long-term shareholder interests, as well as a focus on the strategic drivers of MBIA’s long- term performance.

For 2021, our NEOs’ long-term incentive awards feature the same ratio of performance-based to time-based shares as has been applied since 2017, as shown below.

Any shares that are earned will vest in equal installments on the third, fourth, and fifth anniversary of the grant date:

Performance-Based Award	Time-Based Award

Grant made March 2021	Grant made March 2021

Performance assessed at December 31, 2023
1/3rd earned shares vest March 2024	1/3rd vests March 2024
1/3rd earned shares vest March 2025	1/3rd vests March 2025
1/3rd earned shares vest March 2026	1/3rd vests March 2026

The same vesting approach will apply to awards made in March 2022.

2021 Performance-Based Share Awards.

Performance-based share awards are made in the form of MBIA equity. Long-term incentive awards made in March 2021 (for the 2020 performance year) to each of the NEOs, comprised a combination of performance-based shares and time-based shares. The annual target grant date value of the long-term incentive awards for our CEO was 175% of base salary and, for our other NEOs, 150% of base salary, with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

Vesting of the performance-based shares is based on performance against company value, which provides direct alignment with the shareholder experience of value creation, assessed via absolute total shareholder return (TSR) over a three-year period ending on December 31, 2023.

The table below sets out the associated performance requirements for TSR for awards made in March 2021, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

	Stock Price as of 12/31/2020	Percentage of shares earned at the end of the three-year performance period (December 31, 2023)
		0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	$6.58	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

TSR is the change in the value of the common stock over the three-year period, taking into account both stock price appreciation and the payment of dividends if applicable. TSR will be calculated on a compound annualized basis over the three-year period. The beginning stock price is the closing share price as of December 31, 2020. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. Straight- line interpolation will apply to performance levels between the TSR values.

The following performance-based share awards were made with these conditions to NEOs in March 2021:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2020 Base Salary)	Number of Shares Awarded

William C. Fallon	$1,050,000	117%	117,146

Anthony McKiernan	$500,000	100%	55,784

Adam T. Bergonzi	$450,000	100%	50,205

Jonathan C. Harris	$350,000	100%	39,049

Christopher H. Young	$325,000	100%	36,259

Daniel Avitabile	$325,000	100%	36,259

The performance period for these awards will conclude on December 31, 2023, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2021 Time-Based Share Awards. Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2021:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2020 Base Salary)	Number of Shares Awarded

William C. Fallon	$525,000	58%	69,907

Anthony McKiernan	$250,000	50%	33,289

Adam T. Bergonzi	$225,000	50%	29,960

Jonathan C. Harris	$175,000	50%	23,302

Christopher H. Young	$162,500	50%	21,638

Daniel Avitabile	$162,500	50%	21,638

Pay for performance – Exceeding Target on 2019 Performance Shares. As part of its pay for performance practices, the Company made restricted stock awards to each of its NEOs in March 2019. The vesting of one-third of the awards was time-based, and vesting of the other two-thirds was performance-based. The grant provided for the earning in excess of target of the performance-based restricted stock at the end of the three-year performance period (December 31, 2018 through December 31, 2021) if the company’s Stock Price exceeded the performance threshold established at grant. As of December 31, 2021, the end of the three-year performance period, the performance target for TSR was significantly exceeded, following a 140% increase in the Company’s stock price in 2021, entitling the NEOs to 176% of the target shares awarded. This award followed two consecutive years in which all NEOs with performance-based shares whose vesting would be measured at year-end forfeited those shares for failing to reach the relevant performance metrics. This diversity in NEO performance share experience affirms the Company’s commitment to tying the experience of its NEOs to those of the Company’s shareholders.

The table below shows the number and value of performance-based shares awarded on the grant date, and the number and value of performance-based shares earned, as of December 31, 2021.

Named Executive Officers	Performance Shares Granted (#)	Grant Date Value of Performance Shares ($)	Shares Earned (#)	Value Earned ($)

William C. Fallon	77,424	1,050,000	136,266	2,151,640

Anthony McKiernan	36,869	500,000	64,889	1,024,597

Adam T. Bergonzi	33,182	450,000	58,400	922,136

Jonathan C. Harris	25,808	350,000	45,422	717,213

Christopher H. Young	23,965	325,000	42,178	665,991

Daniel M. Avitabile	23,965	325,000	42,178	665,991

2022 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2022 (for the 2021 performance year), again comprised a combination of performance-based shares and time-based shares. The annual target grant date value of the long-term incentive awards for our CEO is 175% of base salary and, for our other NEOs, 150% of base salary, in all cases with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

The vesting of the March 2022 performance-based share awards will be contingent on TSR over the three years ending on December 31, 2024.

The table below sets out the associated performance requirements for TSR for awards made in 2022, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

	Stock Price as of 12/31/2021	Percentage of shares earned at the end of the three-year performance period (December 31, 2024)
		0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	$15.79	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

Consistent with the definitions used for the March 2021 awards, TSR performance will be assessed based on the compound annual return to shareholders over the three-year performance period. Straight-line interpolation will apply to performance levels between the TSR values.

In 2022, for the long-term incentive awards, there will be no changes to the vesting terms associated with the performance- based share awards.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives in the form of time- and performance-based restricted stock), MBIA also provides other forms of indirect compensation which are summarized below.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)

A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2021 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2021.”

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Additional Information

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2021 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2021 and cash incentive bonus paid for 2021 performance. Excluding our CEO, we examined a total of 86 employees as of the determination date of December 31, 2021 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this proxy statement.

For 2021, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below.

Annual Total Compensation

CEO Annual Total Compensation	$4,020,800

Median Employee Annual Total Compensation	$281,580

CEO Pay Ratio	14:3

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2021. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 22, 2022

The Compensation and Governance Committee

Mr. Steven J. Gilbert, Chair

Ms. Diane L. Dewbrey

Ms. Janice L. Innis-Thompson

Mr. Theodore Shasta

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2021

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (1)	Non-equity incentive plan compensation (e) (2)	All other compensation (f) (3)	Total compensation (g)
William C. Fallon	2021	900,000	1,575,000	1,236,000	309,800	4,020,800
Chief Executive Officer	2020	900,000	1,575,000	1,296,000	309,200	4,080,200
	2019	900,000	1,575,000	1,284,000	276,225	4,035,225
Anthony McKiernan	2021	500,000	750,000	618,000	181,600	2,049,600
EVP and Chief Financial Officer	2020	500,000	750,000	848,000	171,300	2,269,300
	2019	500,000	750,000	642,000	153,900	2,045,900
Adam T. Bergonzi	2021	450,000	675,000	656,200	154,440	1,935,640
AVP and National’s Chief Risk Officer	2020	450,000	675,000	583,200	154,170	1,862,370
	2019	450,000	675,000	577,800	126,757	1,829,557
Jonathan C. Harris	2021	350,000	525,000	391,400	131,160	1,397,560
General Counsel and Secretary	2020	350,000	525,000	760,000	93,160	1,728,160
	2019	350,000	525,000	406,600	75,634	1,357,234
Christopher H. Young	2021	325,000	487,500	460,500	105,100	1,378,100
AVP and National’s Chief Financial Officer	2020	325,000	487,500	378,000	104,925	1,295,425
	2019	325,000	487,500	374,500	94,775	1,281,775
Daniel M. Avitabile	2021	325,000	487,500	360,500	115,100	1,288,100
AVP and MBIA Insurance’s President and	2020	325,000	487,500	578,000	104,925	1,495,425
Chief Risk Officer	2019	325,000	487,500	374,500	94,775	1,281,775

(1)

The amounts shown represent the grant date value of restricted stock awards that were granted to each of the NEOs on March 4, 2021. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 4, 2021, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (formerly the MBIA Inc. 2005 Omnibus Incentive Plan) with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2020. The award comprised of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value.

The actual amount realized by the NEOs, if any, of time-based restricted stock would depend upon the value of our stock on the vesting dates. The actual amount realized by the NEOs, if any, of performance-based restricted stock will depend upon shares earned based on performance relative to the performance conditions set forth in the award and the value of our stock on the vesting dates.

For reference, if the performance-based shares were earned at the maximum level of company performance, which is 200% of target, the total stock awards grant date values would be: Mr. Fallon $2,625,000, Mr. McKiernan $1,250,000, Mr. Bergonzi $1,125,000, Mr. Harris $875,000, Mr. Avitabile $812,500 and Mr. Young $812,500.

For a description of the stock valuations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. See the CD&A and the “Grants of plan-based awards in 2021” table for an explanation and further details of the awards.

(2)	The amounts shown represent cash performance bonuses paid on February 28, 2022 for the 2021 performance year. See the CD&A for an explanation of the 2021 bonus awards.

(3)	All other compensation for each NEO includes the following (see table below). There were no other perquisites paid on behalf of the NEOs in 2021.

Name	Company contributions made to the pension and 401k retirement plans in 2021 ($)	Company contributions made to the non-qualified retirement plan in 2021 ($)	All other compensation ($)
William C. Fallon	40,500	269,300	309,800
Anthony McKiernan	32,667	148,933	181,600
Adam T. Bergonzi	43,000	111,440	154,440
Jonathan C. Harris	39,750	91,410	131,160
Christopher H. Young	37,750	67,350	105,100
Daniel M. Avitabile	37,750	77,350	115,100

MBIA Inc.

Grants of plan-based awards in 2021

	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/ units (#) (i) (4)	Grant date fair value of stock awards ($) (j) (5)
Name (a)		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f)	Target (#) (g)	Maximum (#) (h)
William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	117,146	234,292	-	1,050,000
	Mar 4, 2021	-	-	-	-	-	-	69,907	525,000
Anthony McKiernan	-	-	600,000	1,200,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	55,784	111,568	-	500,000
	Mar 4, 2021	-	-	-	-	-	-	33,289	250,000
Adam T. Bergonzi	-	-	540,000	1,080,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	50,205	100,410	-	450,000
	Mar 4, 2021	-	-	-	-	-	-	29,960	225,000
Jonathan C. Harris	-	-	380,000	760,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	39,049	78,098	-	350,000
	Mar 4, 2021	-	-	-	-	-	-	23,302	175,000
Christopher H. Young	-	-	350,000	700,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	36,259	72,518	-	325,000
	Mar 4, 2021	-	-	-	-	-	-	21,638	162,500
Daniel M. Avitabile	-	-	350,000	700,000	-	-	-	-	-
	Mar 4, 2021	-	-	-	-	36,259	72,518	-	325,000
	Mar 4, 2021	-	-	-	-	-	-	21,638	162,500

(1)

The amounts shown represent the 2021 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2021. The actual bonuses paid for 2021 are reflected in the “Summary compensation table for 2021” under column (e).

(2)

The amounts shown represent 2021 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

(3)

On March 4, 2021, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2020. The award consisted of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock (described in footnote 4) and two-thirds of the award being in the form of performance-based restricted stock (described below) as determined by the grant date value. The number of time-based shares awarded was the grant date value divided by the closing stock price on the date of grant. The number of performance-based shares awarded was the grant date value, assuming target performance, divided by the market value per share determined using a binomial lattice model in accordance with accounting guidance for share-based awards that contain market performance conditions.

The performance-based share portion of the award was awarded at target. The target performance score is 100% with the percentage of performance- based shares that can be earned between 0% and 200%. The performance score will be based on TSR over the three-year performance period starting on December 31, 2020 and ending on December 31, 2023. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2020. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Straight-line interpolation will apply to performance levels between the TSR values. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date; provided, the NEO is continuously employed on the vesting date and does not breach the restrictive covenants prior to the applicable vesting date. Post-employment restrictive covenants may include a non-compete and/or non-solicitation covenant.

Notwithstanding the vesting provisions noted above, earned performance shares will become vested upon a change in control or at the end of the performance period in the event of the NEO’s death or disability. Upon the NEO’s retirement or the company’s termination of the NEO’s employment without cause, performance shares will be earned at the end of the performance period and shall remain outstanding and vest on the award’s vesting dates, subject to the restrictive covenants. Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

For reference, if the maximum level of company performance is achieved resulting in 200% of the target being issued, the grant date values of the performance-based shares would be: Mr. Fallon $2,100,000, Mr. McKiernan $1,000,000, Mr. Bergonzi $900,000, Mr. Harris $700,000, Mr. Avitabile $650,000 and Mr. Young $650,000.

(4)

In connection with the March 4, 2021 restricted stock awards noted in footnote 3, the time-based shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the certain vesting conditions as noted in footnote 3. Upon a change in control, the NEO’s death or disability, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest. Upon the NEO’s retirement, shares will remain outstanding, subject to the restrictive covenants as noted in footnote 3, and shall vest on the award’s vesting dates.

(5)

The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

MBIA Inc.

Outstanding equity awards as of December 31, 2021

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

William C. Fallon	14,352(2)	226,618	-	-
	34,602(3)	546,366	-	-
	1,000,000(4)	15,790,000	-	-
	49,296(5)	778,384	-	-
	-	-	136,266(6)	2,151,640
	66,204(7)	1,045,361	-	-
	-	-	351,916(8)	5,556,754
	69,907(9)	1,103,832	-	-
	-	-	234,292(10)	3,699,471

Anthony McKiernan	8,698(2)	137,341	-	-
	19,425(3)	306,721	-	-
	500,000(4)	7,895,000	-	-
	23,474(5)	370,654	-	-
	-	-	64,889(6)	1,024,597
	31,526(7)	497,796	-	-
	-	-	167,580(8)	2,646,088
	33,289(9)	525,633	-	-
	-	-	111,568(10)	1,761,659

Adam T. Bergonzi	15,540(3)	245,377	-	-
	500,000(4)	7,895,000	-	-
	21,127(5)	333,595	-	-
	-	-	58,400(6)	922,136
	28,373(7)	448,010	-	-
	-	-	150,822(8)	2,381,479
	29,960(9)	473,068	-	-
	-	-	100,410(10)	1,585,474
	4,259(11)	67,250	-	-

Jonathan C. Harris	12,626(3)	199,365	-	-
	333,333(4)	5,263,328	-	-
	16,432(5)	259,461	-	-
	-	-	45,422(6)	717,213
	22,068(7)	348,454	-	-
	-	-	117,306(8)	1,852,262
	23,302(9)	367,939	-	-
	-	-	78,098(10)	1,233,167
	13,918(11)	219,765	-	-

Christopher H. Young	12,626(3)	199,365	-	-
	333,333(4)	5,263,328	-	-
	15,258(5)	240,924	-	-
	-	-	42,178(6)	665,991
	20,492(7)	323,569	-	-
	-	-	108,926(8)	1,719,942
	21,638(9)	341,664	-	-
	-	-	72,518(10)	1,145,059
	3,407(11)	53,797	-	-

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

Daniel M. Avitabile	12,626(3)	199,365	-	-
	333,333(4)	5,263,328	-	-
	15,258(5)	240,924	-	-
	-	-	42,178(6)	665,991
	20,492(7)	323,569	-	-
	-	-	108,926(8)	1,719,942
	21,638(9)	341,664	-	-
	-	-	72,518(10)	1,145,059
	4,349(11)	68,671	-	-

(1)	The amounts shown are equal to the number of shares disclosed in the prior column multiplied by $15.79 per share, the closing market value of the shares on December 31, 2021.

(2)

On March 6, 2017, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value. The time-based shares shown will vest on the fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). On December 31, 2019, Messrs. Fallon and McKiernan forfeited shares of performance-based restricted stock that were part of the March 6, 2017 restricted stock awards because the shares did not meet threshold performance.

(3)

On March 6, 2018, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). On December 31, 2020, each of the NEOs forfeited all shares of performance-based restricted stock that were granted as part of the March 6, 2018 restricted stock awards because the shares did not meet threshold performance.

(4)	The time-based restricted stock shown was granted on November 8, 2018. The awards will cliff vest on March 3, 2025 and such shares are subject to continued employment (subject to certain exceptions).

(5)

On March 5, 2019, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 6) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(6)

In connection with the March 5, 2019 restricted stock awards noted in footnote 5, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score was based on the achievement of TSR over the three-year performance period starting on December 31, 2018 and ending on December 31, 2021. TSR took into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price was the closing share price on December 31, 2018. The ending stock price was the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned was equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

The performance-based shares shown in column (d) represent the number of shares granted times the actual performance score of 176%. The performance results reflect a TSR value of 14.07% based on an annualized TSR for the three-year performance period that ended on December 31, 2021. The market value of these shares are shown in Column (e).

(7)

On March 3, 2020, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 8) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(8)

In connection with the March 3, 2020 restricted stock awards noted in footnote 7, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2019 and ending on December 31, 2022. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2019. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The performance-based shares shown in column (d) represents the number of shares granted times 200%, the maximum that can be earned. The performance results reflect an interim TSR value of 19.3% based on TSR annualized over the performance period lapsed, which covers two years of the three-year period as of December 31, 2021. The TSR and payout results are subject to change based on performance over the next year. The market value for these shares are shown in Column (e). For reference, if Company performance resulted in target level payouts as of December 31, 2021, the market value of the performance-based shares would be:

	Shares Granted (#)	Target Payout ($)
William C. Fallon	175,958	$2,778,377
Anthony McKiernan	83,790	$1,323,044
Adam T. Bergonzi	75,411	$1,190,740
Jonathan C. Harris	58,653	$926,131
Christopher H. Young	54,463	859,971
Daniel M. Avitabile	54,463	859,971

(9)

On March 4, 2021, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 10) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(10)

In connection with the March 4, 2021 restricted stock awards noted in footnote 9, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2020 and ending on December 31, 2023. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2020. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

The performance-based shares shown in column (d) represents the number of shares granted times 200%, the maximum that can be earned. The performance results reflect an interim TSR value of 101.2% based on TSR for the one year performance period that lapsed as of December 31, 2021. The TSR and payout results are subject to change based on performance over the next two years. The market value for these shares are shown in Column (e). For reference, if Company performance resulted in target level payouts as of December 31, 2021, the market value of the performance-based shares would be:

	Shares Granted (#)	Target Payout ($)
William C. Fallon	117,146	$1,849,735
Anthony McKiernan	55,784	$880,829
Adam T. Bergonzi	50,205	$792,737
Jonathan C. Harris	39,049	$616,584
Christopher H. Young	36,259	$572,530
Daniel M. Avitabile	36,259	$572,530

(11)

The time-based restricted stock shown was granted on March 6, 2017 and will vest on the fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

MBIA Inc.

Stock vested in 2021

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)
William C. Fallon	61,276	453,420
Anthony McKiernan	42,109	309,653
Adam T. Bergonzi	18,838	140,727
Jonathan C. Harris	25,168	190,427
Christopher H. Young	13,587	102,105
Daniel M. Avitabile	15,599	116,937

(1)	The amount represents the market value of the vested stock on the vesting date.

MBIA Inc.

Non-qualified deferred compensation in 2021

Name (a)	Executive contributions in 2021 ($) (b) (1)	Company contributions in 2021 ($) (c) (1)	Earnings (Losses) in 2021 ($) (d) (2)	Withdrawals/ distributions in 2021 ($) (e)	Balance as of 12/31/21 ($) (f)
William C. Fallon	200,100	269,300	3,373,312	-	10,257,161
Anthony McKiernan	275,100	148,933	1,337,101	-	6,602,206
Adam T. Bergonzi	42,492	111,440	671,610	-	3,161,373
Jonathan C. Harris	36,000	91,410	91,096	-	750,660
Christopher H. Young	61,610	67,350	287,489	-	2,261,704
Daniel M. Avitabile	25,650	77,350	158,159	-	1,117,011

(1)

MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2021 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2021 for the 2020 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2021” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2021” under column (f).

(2)

Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options. The earnings (losses) shown represent the change in market value in 2021, including any dividends and interest earned during the year.

Potential payments upon termination or change in control as of December 31, 2021

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2021. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two-times the sum of his annual base salary and the average of the actual annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money- purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

For Messrs. McKiernan, Bergonzi, Harris, Avitabile and Young; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits that provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. With respect to the restricted stock awards granted in March of 2017 through 2021, time- based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete and/or non-solicitation covenant, and will vest on the award’s vesting dates. Performance shares will be earned at the end of the performance period shall remain outstanding, and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. For the November 2018 restricted stock award all shares will be forfeited. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment may be paid at the discretion of the Board. With respect to the annual restricted stock awards granted in March of 2017 through 2021, there is immediate vesting of time-based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For the November 2018 restricted stock award all shares will be vested. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.

Tables showing potential post termination payments. The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2021 and assumes the closing market value of the Company’s shares on that date which was $15.79. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.

Following are notes to explain the values shown in the tables below.

(1)

Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. The amounts include an excise tax gross-up in order to provide him with a gross-up for his excise tax obligations under IRS regulations, which imposes an excise tax on certain payments made in connection with a change in control, and any additional tax cost related to the gross-up payment, assuming that a change in control and a termination of employment by the Company without “cause” occurred on December 31, 2021.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2021, whether or not the executive experienced a termination of employment on December 31, 2021.

(2)

Under “Voluntary termination” or “Retirement”, Messrs. Fallon and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2021 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Under “Death or total disability payments” amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	4,380,000	0	0	0
Time-based Restricted Stock	19,490,561	3,700,561	19,490,561	19,490,561
Performance-based Restricted Stock	11,407,864	11,407,864	11,407,864	11,407,864
Retirement Benefits	400,000	0	0	0
Healthcare Benefits	77,494	0	0	0
Excise Tax Gross-up	7,338,181	0	0	0
Total	43,094,100	15,108,425	30,898,425	30,898,425

Anthony McKiernan

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	9,733,145	0	9,733,145	9,733,145
Performance-based Restricted Stock	5,432,344	0	5,432,344	5,432,344
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	15,165,489	0	15,165,489	15,165,489

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	9,462,300	1,567,300	9,395,050	9,462,300
Performance-based Restricted Stock	4,889,089	4,889,089	4,889,089	4,889,089
Retirement Benefits	0	0	0	0
Healthcare Benefits Stock	0	0	0	0
Total	14,351,389	6,456,389	14,284,139	14,351,389

Jonathan C. Harris

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	6,658,311	0	6,438,546	6,658,311
Performance-based Restricted Stock	3,802,643	0	3,802,643	3,802,643
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	10,460,954	0	10,241,189	10,460,954

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	6,422,646	0	6,368,849	6,422,646
Performance-based Restricted Stock	3,530,991	0	3,530,991	3,530,991
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	9,953,637	0	9,899,840	9,953,637

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	6,437,520	0	6,368,849	6,437,520
Performance-based Restricted Stock	3,530,991	0	3,530,991	3,530,991
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	9,968,511	0	9,899,840	9,968,511

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees billed for professional services rendered for the Company by PwC for the years ended December 31, 2021 and 2020, broken down as follows (in thousands):

	2021*	2020
Audit	$3,861	$3,880
Audit Related	$106	$131
Tax	$42	$42
All Other	$1	$18
Total	$4,010	$4,071

*	includes estimates for services related to 2021 not yet paid

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits and assistance with the review of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications, support of regulatory requirements and examination support.

Tax fees were for professional services rendered in connection with general tax advice and services.

All Other fees were for access to financial reporting software and, in 2020, for professional services related to consultations concerning financial accounting and reporting standards.

One hundred percent of all the above fees for the years ended December 31, 2021 and 2020 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2021 or 2020.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $50,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 10, 2022 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (4)

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	3,483,387	6.35%

Dimensional Fund Advisors LP. (2) Building One 6300 Bee Cave Road Austin, Texas, 78746	4,213,771	7.68%

Kahn Brothers Group (3) 555 Madison Avenue 22nd Floor New York, New York	4,978,900	9.08%

(1)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on February 1, 2022. Such filing indicates that BlackRock has sole voting power with respect to 3,379,193 of such shares and sole dispositive power with respect to 3,483,387 of such shares.

(2)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 8, 2022. Such filing indicates that Dimensional has sole voting power with respect to 4,146,502 of such shares and sole dispositive power with respect to 4,213,771 of such shares.

(3)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Kahn Brothers Group (“Kahn Brothers”) with the SEC on January 25, 2022. Such filing indicates that Kahn Brothers has shared dispositive power with respect to 4,978,900 of such shares.

(4)	Based on 54,853,045 shares outstanding as of March 10, 2022.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 10, 2022, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)
Directors

William C. Fallon (1)	2,600,800		0	2,600,800		4.74%

Diane L. Dewbrey	49,213		0	49,213		*

Steven J. Gilbert (2)	133,604		0	133,604		*

Janice L. Innis-Thompson	6,365		0	6,635		*

Charles R. Rinehart (2)	138,039		0	138,039		*

Theodore Shasta (2)	66,346		0	66,346		*

Richard C. Vaughan (2)	79,002		0	79,002		*
Named Executive Officers (excluding Mr. Fallon) (1)

Anthony McKiernan	1,246,540		0	1,246,540		2.27%

Adam T. Bergonzi	888,787		0	888,787		1.62%

Jonathan C. Harris	641,893		0	641,893		1.17%

Christopher H. Young	606,836		0	606,836		1.11%

Daniel M. Avitabile	605,878		0	605,878		1.11%

All Directors and Executive Officers as a group	7,220,2425	(5)	0	7,220,242	(5)	13.16	%(5)

*	Less than one percent.

(1)

Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

(2)

Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

(3)	Shows the number of shares that were exercisable as of March 10, 2022 or become exercisable within 60 days after March 10, 2022 under the Company’s stock option program.

(4)

Based on 54,853,045 shares outstanding as of March 10, 2022. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 10, 2022 and the total number of shares subject to options held by such person or group that were exercisable as of March 10, 2022 or become exercisable within 60 days after March 10, 2022. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 13.23%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 4.77%, Mr. McKiernan who owns 2.28% , Mr. Bergonzi who owns 1.62%, Mr. Harris who owns 1.19%, and Mr. Avitabile and Mr. Young who each own 1.11%.

(5)	Total includes all Executive Officers of the Company.

Section 16(a) Beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2021, other than Ms. Janice-Innis Thompson, who inadvertently had one late filing of a Form 4. Ms. Janice-Innis-Thompson filed a Form 4 on November 1, 2021 which reflected the report that should have been filed no later than October 29, 2021.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2021, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2022 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval, and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2021 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect seven Directors at the 2022 Annual Meeting to serve a term expiring at the 2022 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. Ms. Dewbrey is currently a director of Barrett Business Services, Inc. since 2019 and is currently a member of their Risk and Finance Committee and is Chair of their Nominating and Governance Committee. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of the USA where she also serves as Chair of the Investment Committee. Age 57

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon was elected as a Director of the Company in May 2017, and appointed as Chief Executive Officer in September 15, 2017. Prior to being named Chief Executive Officer and Director, Mr. Fallon served as President, Chief Operating Officer, and Vice President of the Company and head of the Global Structured Finance Division. Mr. Fallon also serves as President and Chief Executive Officer of National. From July of 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm’s Corporate Finance and Strategy Practice. Age 62.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, a Director of Oaktree Capital Management, an investment firm, and a Director for SDCL EDGE Acquisition Corporation, a publicly-traded company special purpose acquisition corporation and has served in these capacities since 1998, 2005, 2016 and 2021, respectively. He was previously Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director and Chairman of the Board at Tripointe Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 74.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Janice L. Innis-Thompson

Biographical data:

Ms. Innis-Thompson is currently a director at the Executive Leadership Council and National Forest Foundation. She has also served on Boards for Bridge Builder Mutual Fund, an Edward Jones Complex; The Wardlaw-Hartridge School; Board IQ; New York Police Department Audit Advisory Board; and Hale House. Since 2020, Ms. Innis-Thompson has been Senior Vice President, Corporate Litigation & Legal Operations for Nationwide. For the three prior years, she was Chief Compliance Officer for Samsung Electronics America.

Ms. Innis-Thompson earned a BS degree in Public Relations from University of Florida and a Juris Doctor degree from University of Florida – Fredric G. Levin College of Law. Prior to her employment with Samsung Electronics America, Ms. Innis-Thompson was Senior Managing Director, Chief Compliance & Ethics Officer during a 10-year career at TIAA. Age 55.

Ms. Innis-Thompson has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the insurance industry. In addition to her board leadership and senior management experience in areas including legal and compliance, Ms. Innis-Thompson has a history of contributing meaningfully to community organizations.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was named Chairman in May 2015 and has served as a Director of the Company since December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. Within the past five years, he also served as a Director of PMI Group Inc. and Verifone Holdings, Inc. Age 75.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry- leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 70.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 72.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Rinehart as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Diane L. Dewbrey, Steven J. Gilbert, Janice L. Innis-Thompson, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect seven Directors.

Vote necessary to elect seven incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein. For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2020, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2021, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Approval of the Amended and Restated MBIA Omnibus Incentive Plan

Introduction. The Company currently maintains the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”), which was originally effective upon approval by the shareholders of the Company on May 5, 2005, as amended, and has been subsequently amended and restated upon approval by the shareholders in May 2020. The Omnibus Plan’s 16,500,000 shares have been reserved for issuance to employees and non-employee directors of the Company and its subsidiaries. As of March 10, 2022, there were 188,396 shares of our common stock remaining for issuance under the Omnibus Plan.

The table below shows, as of March 10, 2022, the shares reserved for issuance and shares available for future awards under the Omnibus Plan and the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Director Plan”), and shares proposed to be added to the Omnibus Plan if the amendment and restatement thereof is approved by our shareholders pursuant to this Proposal. MBIA does not presently grant stock options and there are no stock options outstanding as of March 10, 2022.

	Shares Reserved for Issuance Under Outstanding Awards (1)	Shares Available for Future Awards (2)	Shares to Be Added to Plan
Prior Plans	-	-	-
Current Plans	6,972,207	346,257	900,000

(1)

Shares reserved for issuance of outstanding awards consist of the following: under the Omnibus Plan, a total of 6,948,121 shares that consist of time-based full value shares where the restrictions have not yet lapsed and performance-based shares at the maximum (200%) performance level where the performance periods have not yet ended; and under the Director Plan, 24,086 phantom shares where the restrictions have not yet lapsed.

(2)

Shares available for future awards includes the following: 188,396 shares under the Omnibus Plan and 157,861 phantom shares under the Director Plan. Under the Omnibus Plan, shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

Our Board of Directors believes that the Company’s ability to retain and motivate quality employees and non-employee directors is vital to the Company’s success. The Board also believes that the interests of the Company and its shareholders will be advanced if the Company can continue to offer such employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Omnibus Plan. However, the Board believes that at this time, there are insufficient shares remaining for issuance under the Omnibus Plan to effectively and appropriately incentivize employees and non-employee directors over the coming years. Accordingly, the Compensation Committee of the Board recommended, and on February 22, 2022, the Board approved, an increase to the total number of shares of common stock reserved and available for issuance under the Omnibus Plan, from 16,500,000 shares to 17,400,000 shares (an increase of 900,000 shares), subject to shareholder approval.

The Board has directed that this Proposal, to approve the Omnibus Plan as amended through February 22, 2022, be submitted to shareholders for their approval at the forthcoming Annual Meeting of Shareholders.

If the Company’s shareholders do not approve the amendment and restatement of the Omnibus Plan, the Omnibus Plan as currently in effect shall remain in effect in accordance with its current terms and conditions.

Factors Considered in Setting Size of Requested Share Reserve Increase

We considered a number of factors in assessing the number of shares by which we would propose to increase the pool of shares authorized for issuance under the Omnibus Plan, including:

The Company’s three-year average run rate. The table below provides the following information as of December 31, 2021. Our three-year average “run rate” of shares that have been issued for fiscal years 2019 through 2021 under the Omnibus Plan and the Director Plan was 1.47%.

Fiscal Year	Time-based Full Value Awards Granted	Target Performance- Based Awards Granted (1)	Performance- Based Awards Earned (2)	Total (3)	Weighted Average Basic Common	Burn Rate
2021	476,044	334,702	0	810,746	49,472,281	1.64%
2020	500,982	502,738	0	1,003,720	59,071,843	1.70%
2019	489,963	221,213	168,120	879,296	81,014,285	1.09%
3 Year Average						1.47%

(1)

The actual number of shares awarded may be adjusted at the end of the applicable three-year performance period to between zero and 200% of the target award amount based upon achievement of pre-determined objectives.

(2)

Additional performance-based awards that were earned as of December 31, 2021 in respect of the performance-based awards granted in 2019, based on the actual achievement of pre-determined objectives for those awards. If the awards granted in 2020 and 2021 are earned at 200%, the number of additional shares that may be issued under those awards are 502,738 and 334,702, respectively.

(3)

Total includes time- and performance-based full value awards granted and performance-based awards earned under the Omnibus Plan. There were no phantom shares granted under the Director Plan in any of the years shown.

Our expectations regarding future share awards under the Omnibus Plan are based on a number of assumptions on issues such as potential changes in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Omnibus Plan reserve through forfeitures or cancellations, the level at which performance-based awards pay out, and our future stock price performance [which is the principal driver of the level of performance-based shares that will be earned]. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Principal Changes to the Omnibus Plan

The following principal change to the Omnibus Plan is reflected in the proposed amendment and restatement:

Increase in shares authorized for issuance. The aggregate number of shares that may be issued under the Omnibus Plan will increase by 900,000 shares, from 16,500,000 shares to 17,400,000 shares.

The proposed amendment and restatement of the Omnibus Plan contains no other material changes.

Key Compensation Practices Reflected in the Omnibus Plan

The Omnibus Plan as proposed to be amended and restated includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

No repricing, replacement or repurchase of underwater options without shareholder approval. The Omnibus Plan prohibits without shareholder approval, actions to reprice, replace or repurchase options when the exercise price per share of an option exceeds the fair market value of the underlying shares.

No discounted option grants. The Omnibus Plan prohibits the grant of options with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of substitute awards).

Fungible share ratio. Any shares issued in connection with options will count against the share limit as one share for every one share covered by the option. Any shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

No liberal share recycling provision. Shares delivered or withheld to pay the exercise price of an option award or to satisfy a tax-withholding obligation in connection with other awards, shares that we repurchase on the open market or otherwise using option exercise proceeds may not be used again for new grants.

No liberal definition of “change in control.” No change in control would be triggered solely because of shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

Limits on dividends and dividend equivalents. The Omnibus Plan prohibits the payment of dividend equivalents on stock option awards and any type of unvested full value awards.

Minimum vesting period for all awards. A minimum vesting period of one year is prescribed for all awards, subject to limited exceptions.

Compliance with Company policies. To support participant compliance with any Company policy, including our clawback policy, the Omnibus Plan requires a participant to return all or a portion of an award due to a restatement of the Company’s financial statement.

The following summary of the Omnibus Plan is qualified in its entirety by reference to the complete text of the Omnibus Plan, as proposed to be amended and restated, which is attached to this proxy statement as Exhibit A.

Summary of the Amended and Restated MBIA Inc. Omnibus Incentive Plan

Shares available for issuance. Subject to shareholder approval, and subject to adjustment upon the occurrence of certain events described below, a maximum of 17,400,000 shares may be issued under the Omnibus Plan. To satisfy awards under the Omnibus Plan, we may use authorized but unissued shares or shares in our treasury. Any shares issued in connection with options under the Omnibus Plan will count against this share limit as one share for every one share covered by the option. Any shares issued under the Omnibus Plan in connection with awards other than options will count against this limit as 1.28 shares for every one shared issued. Shares subject to awards under the Omnibus Plan that lapse, are forfeited or cancelled or are settled without the issuance of stock will be available for awards under the Omnibus Plan. However, shares tendered for the payment of the exercise price of options, used to satisfy tax withholding obligations or that are reacquired by the Company on the open market shall not be added to the shares available under the Omnibus Plan.

Individual Award Limits. In addition to aggregate share limits, the Omnibus Plan establishes individual limits that provide that no participant may receive in any one-year period: a grant of stock options on more than 1,000,000 shares; a grant of performance shares (and any performance-based restricted stock or restricted stock unit awards) related to more than 1,000,000 shares; and a payout of performance units with a value of more than $5,000,000.

Further, subject to shareholder approval of the amended and restated Omnibus Plan, the maximum number of shares granted during any one-year period to any Eligible Director, taken together with any cash fees paid during the year in respect of the Eligible Director’s service as a member of the Board during such year shall not exceed $850,000 in total value.

Share Adjustment. If any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Omnibus Plan, then the Compensation Committee would make equitable adjustments in the number and kind of shares which thereafter may be awarded under the Omnibus Plan (including making appropriate adjustments in the individual award limits referred to above), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

Eligible participants. The Omnibus Plan authorizes the Compensation Committee to grant awards to officers and other key employees of the Company and its subsidiaries, including all of the Company’s executive officers, as well as directors of the Company who are not employees of the Company or any of its subsidiaries.

Administration. The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Omnibus Plan as it deems advisable, and to interpret the terms and provisions of the Omnibus Plan. The Compensation Committee may delegate to the Chief Executive Officer the power to make awards to officers who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934, subject to such limitations as the Compensation Committee may establish.

Performance shares or units and restricted stock or units. The Omnibus Plan affords the Compensation Committee discretion to grant restricted stock or units (which vest based upon continued service with the Company) and performance shares and performance units (which vest based upon meeting one or more specified performance goals). With respect to performance awards, the Omnibus Plan permits the Compensation Committee to establish performance goals based upon such performance measures as the Compensation Committee determines. Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date. The Committee may decrease the amount otherwise payable to any participant based on individual performance or any other factors that the Compensation Committee shall deem appropriate.

The Compensation Committee determines the value of each share and unit, the number of such shares and units for each performance or restriction cycle, the duration of each performance cycle or restriction cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above. Shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. A participant’s rights with respect to performance shares, performance units, and restricted stock and restricted stock units upon such participant’s termination of employment or service is determined by the Compensation Committee at the time of grant and set forth in the participant’s award agreement.

Stock options. Options that may be granted under the Omnibus Plan are non-qualified stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, except in the case of awards granted as replacements for awards that are assumed, converted or substituted in connection with a merger or acquisition. The Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise reprice options after they have been granted.

The Compensation Committee shall determine the terms and conditions upon which options shall be exercisable, but under no circumstances may an option have a term exceeding 10 years from the date of grant. Options will become exercisable in accordance with the vesting schedule provided in the participant’s option agreement. A participant’s rights with respect to options upon such participant’s termination of employment or service is generally determined by the Compensation Committee at the time of grant and set forth in the participant’s option agreement.

Dividend equivalents. Under the Omnibus Plan, the Compensation Committee may grant to participants the right, known as a dividend equivalent, to receive payments in cash or in shares of MBIA stock, based on dividends with respect to shares of MBIA stock. Dividend equivalents may be granted in connection with other awards, in addition to other awards, or unrelated to other awards, provided that no dividend equivalents will be payable in respect of any option or any unvested award.

Change in control. Except as provided below, if the Company experiences a “change in control” (as defined in the Omnibus Plan), each option and each award of restricted stock and each restricted stock unit grant will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, each option will be canceled in exchange for an amount equal to the excess, if any, of the fair market value on the date of the change in control over the exercise price of such award, and each award of restricted stock and each restricted stock unit scheduled to vest solely based on continued employment or service for a fixed period of time will similarly be canceled in exchange for an amount equal to the highest price offered in the change in control transaction. All outstanding performance shares, performance units and performance-based restricted stock and restricted stock units will be canceled in exchange for a payment equal to a pro rata portion of the award earned as of the date of the change in control, based on performance achieved in respect of the relevant performance goals and the portion of the performance cycle that has been completed. Any portion of an award that relates to the uncompleted portion of the performance cycle and therefore does not become earned or vested as of the date of the change in control shall be converted into an equivalent valued alternative award of the new employer following the change in control (subject to such new employer’s approval), which will vest solely based on continued employment or service through the end of the performance cycle to which the award had previously been subject. If the new employer does not approve the award described in the preceding sentence, then the entire value of the award will become fully vested and/or paid out upon the change in control. All payments related to a change in control will generally be made in cash, unless the Compensation Committee permits payment to be made in shares of the surviving corporation having an equivalent value.

For purposes of the Omnibus Plan, “change in control” means: an acquisition of 25% or more of voting shares by a person other than the Company, its subsidiaries or its employee benefit plans; a change in a majority of the members of the Company’s Board over the course of 24 months without the approval of the board members at the beginning of such period; or a merger, reorganization or similar transaction (including a sale of substantially all assets), where the Company’s shareholders immediately prior to such transaction do not control a majority of the voting power of the surviving entity immediately after the transaction.

However, there will be no acceleration of the vesting or lapsing of restrictions of any options, time-vesting restricted stock, or time-vesting restricted stock units if the Compensation Committee reasonably determines prior to the change in control that such outstanding awards shall be honored, assumed or substituted by the new employer. Such alternative award must: relate to securities that are or will shortly be publicly traded on an established United States securities market; provide terms and conditions (such as vesting and exercisability) at least equal to or better than the terms of the awards related to our stock; have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock; and provide that, upon the involuntary termination of the award recipient’s employment without cause within 24 months following the change in control, the awards will be deemed vested or exercisable, as the case may be.

Amendment and Termination of the Omnibus Plan. Subject to shareholder approval, no award may be granted under the Omnibus Plan after December 31, 2030. The Omnibus Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if the amendment would materially increase benefits to participants, materially increase the number of shares that may be issued under the Omnibus Plan or the individual award limits (except in the case of adjustments permitted in the event of a stock dividend, stock split, recapitalization or certain other corporate transactions) or materially modify the requirements for participation, or if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Compensation Committee determines to be applicable.

Federal income tax consequences under the Omnibus Plan. The following discussion summarizes the Federal income tax consequences of the Omnibus Plan based on current provisions of the Internal Revenue Code, which are subject to change.

Performance shares or units and restricted stock or units. The current federal income tax consequences of other awards authorized under the Omnibus Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Stock Options. If a participant is granted a non-qualified stock option under the Omnibus Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Dividend equivalents. Generally, when a participant receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares received will be ordinary income to such participant. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Omnibus Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Securities authorized for issuance under equity compensation plans

The following table provides information as of December 31, 2021, regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our common stock. For additional information about our equity compensation plans refer to “Note 15: Benefit Plans” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10- K.

	(a)		(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders		(1)		2,085,874
Equity compensation plans not approved by security holders	62,406	(2)	12.96	157,861
Total	62,406		12.96	2,243,735

(1)

Subject to the Compensation Committee‘s sole discretion to reduce the number of shares that are issued under such awards, the maximum number of additional shares that may be earned and issued pursuant to outstanding performance share awards granted in 2020 (performance period ending December 31, 2022) and 2021 (performance period ending December 31, 2023), if the performance criteria are fully achieved and the awards are earned at 200% is 837,440. If the additional 837,440 shares are issued, the number of securities remaining available for future issuance under the Omnibus Plan would be 1,013,951.

(2)

Represents phantom shares granted under the Director Plan, which is not an equity-compensation plan requiring shareholder approval under NYSE rules because it allows Directors to buy shares from the Company (delivered immediately or on a deferred basis) for their current fair market value by giving up their fees that would otherwise be due.

New Plan Awards

Because all awards under the Omnibus Plan are within the discretion of the Compensation Committee, neither the number nor types of future Omnibus Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable. The following table illustrates the awards that were made in 2021, our last completed fiscal year under the Omnibus Plan.

Name and Position	Time-based Full Value Awards Granted	Target Performance- based Awards Granted	Maximum Number of Performance- based Award that may be earned at 200%

William C. Fallon, CEO	69,907	117,146	234,292

Anthony McKiernan, EVP and CFO	33,289	55,784	111,568

Adam T. Bergonzi, AVP and National’s CRO	29,960	50,205	100,410

Jonathan C. Harris, General Counsel and Secretary	23,302	39,049	78,098

Christopher H. Young, AVP and National’s CFO	21,638	36,259	72,518

Daniel M. Avitabile, AVP and MBIA Insurance’s President and CRO	21,638	36,259	72,518

Executive Group	199,734	334,702	669,404

Non-Executive Director Group	62,670	-	-

Non-Executive Officer Employee Group	213,640	-	-

The Board of Directors recommends unanimously that you vote for Proposal 4 to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan.

Vote necessary to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan. The approval of the Omnibus Plan as amended through February 22, 2022 requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2023 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 23, 2022, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2023 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached Annual Report or Notice of Internet Availability of

Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Jonathan C. Harris

Secretary

Exhibit A

AMENDED AND RESTATED MBIA INC.

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of The Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Plan”) are to promote the interests of MBIA Inc. and its stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of MBIA Inc.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the stockholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

“Change in Control Price” means, (i) with respect to Awards other than Options, the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs and (ii) with respect to Options, the Fair Market Value of the Common Stock on the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Governance Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is intended to be an “independent” director under New York Stock Exchange Listing requirements and a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means MBIA Inc., a Connecticut corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Dividend Equivalent” means the right, granted under Section 8 of the Plan, to receive payments in cash or in shares of Common Stock, based on dividends with respect to shares of Common Stock.

“Eligible Director” means a director of the Company who is not an employee of the Company or any Subsidiary.

“Employee” means any officer or employee of the Company or any Subsidiary.

“Employer” means the Company and any Subsidiary.

“Fair Market Value” means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Option” means a stock option granted under Section 7. Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Common Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Common Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a Common Stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment upon six months advance written notice, at or after the Participant (i) reaches age 55 and (ii) has completed at least five years of service.

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a “Subsidiary” for purposes of this definition.

“Termination of Service” means the date upon which a non-employee director ceases to be a member of the Board.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. With respect to Awards granted on or after May 5, 2020, subject to Section 9, Awards granted under the Plan shall not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death, Disability, Retirement or involuntary termination by the Company without Cause; provided that up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 4 may be subject to Awards that are not subject to the foregoing vesting restriction.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, stockholders, Employers, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Common Stock that are available for Awards shall be 17,400,000 shares of Common Stock. Any shares issued under the Plan in connection with Options shall be counted against this limit as one share for every one share covered by such Option; for Awards other than Options, any shares issued shall be counted against this limit as 1.28 shares for every one share issued. Shares of Common Stock may be made available from Common Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. Awards may be granted under the Plan in order to cover shares issuable in connection with awards made under the MBIA Annual Incentive Plan and any other plans, arrangements or agreements of the Company, as in effect from time to time. Shares issued under the Plan in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve under this Section 4.

(b) Canceled, Terminated, or Forfeited Awards, etc. If any Award granted hereunder expires, is settled for cash or is terminated unexercised, any shares of Common Stock covered by such lapsed, canceled, cash-settled or expired portion of such Award shall become available for new grants under this Plan, provided that any such shares previously subject to Options shall be counted as one share for every one share covered by such Option and any such shares previously subject to Awards other than Options shall be counted as 1.28 shares for every one share under such initial Award. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares available for Awards under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of Options, or to satisfy any tax withholding obligation with respect to Awards, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c) Individual Award Limitations. No Participant may receive a grant of more than 1 million shares of stock in respect of Performance Shares and performance-based Restricted Stock and Restricted Stock Units under the Plan in any one year period. No Participant may receive a grant of Options on more than 1 million shares of Stock under the Plan in any one year period. No Participant may receive a payout for Performance Units under the Plan in any one year period with a value of more than $5 million (or the equivalent of such amount denominated in the Participant’s local currency). The maximum number of shares of Common Stock subject to Awards granted during any one year period to any Eligible Director, taken together with any cash fees paid during the year to the Eligible Director, in respect of the Eligible Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $850,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(d) Adjustment in Capitalization. In the event that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of the Performance Goals or the occurrence of any event or events, including a Change in Control, specified by the Committee, either at or after the grant date. Performance Goals may be based upon such Performance measures as the Committee determines. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Any adjustments to such Performance Goals shall be approved by the Committee. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall determine the number of Performance Shares and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals. The Committee may decrease the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee shall deem appropriate.

(c) Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph 5(b) above, provided that (i) payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether earned Performance Shares and earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s determination under paragraph 5(b) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

(d) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Performance Shares and Performance Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, a Participant’s Performance Shares and Performance Units shall continue to be earned and paid in accordance with their terms following the Participant’s Retirement (as though the Participant continued in employment or service with the Company following the Participant’s Retirement).

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis or periodically, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) during a Performance Cycle selected by the Committee.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, evidence the issuance of such shares free of any restrictions imposed under the Plan. At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and shares of Common Stock.

(d) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Restricted Stock and Restricted Stock Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, the Restricted Period shall end and restrictions on the shares of Restricted Stock and Restricted Stock Units granted under the Plan shall lapse.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the preceding sentence, Options granted as replacement Awards for awards that are assumed, converted or substituted pursuant to a merger or acquisition may have an exercise price less than the Fair Market Value of the Common Stock on the date of grant. Other than pursuant to Section 4(c) or Section 9, the Committee shall not without the approval of the Company’s stockholders (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of the share of Common Stock in exchange for cash or another Award, or (iii) take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. The Committee may also establish performance conditions with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or (v) to the extent permitted by the Committee, through net settlement in Common Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Options upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, Options granted under the Plan shall continue to become exercisable in accordance with Section 7(b) of the Plan as if such Participant remained in the Company’s employ for an additional four years (or such lesser period as the Committee may specify at or after grant) following Retirement, and shall remain exercisable until the earlier of (i) the fourth anniversary (or such lesser period as the Committee may specify at or after grant) of the Participant’s Retirement and (ii) the date on which the Options otherwise expires in accordance with its stated term.

SECTION 8. DIVIDEND EQUIVALENTS

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Notwithstanding the foregoing, except to the extent that any stock, property or extraordinary dividend would require an adjustment to such Award pursuant to Section 4(d), no Dividend Equivalents shall be payable in respect of any Option (whether vested or unvested) or any other type of Award that is unvested. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 9. CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General. Unless the individual Award Agreement provides otherwise and subject to the provisions of Sections 9(a)(ii) and 9(b), upon a Change in Control (A) all outstanding Options shall become vested and exercisable immediately prior to the Change in Control and (B) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units scheduled to vest solely based on continued employment or service for a fixed period of time shall lapse immediately prior to the Change in Control. Additionally, subject to the provisions of Sections 9(a)(ii) and 9(b), the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in

Control (x) each Option shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (y) each such share of Restricted Stock and each such Restricted Stock Unit shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Shares, Performance Units and Performance-Based Restricted Stock and Restricted Stock Units. Unless the individual Award Agreement provides otherwise, in the event of a Change in Control, each outstanding Performance Share and Performance Unit and each Award of Restricted Stock and Restricted Stock Units scheduled to vest based (in part or in whole) upon the achievement of specified Performance Goals shall be canceled in exchange for (A) a payment equal to the pro rata portion Award earned as of the date of the Change in Control, based on both performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control, and (B) with respect to the portion of the Award for which Performance Goals have been partially or fully satisfied as of the Change in Control date, but which relates to the uncompleted portion of the Performance Cycle, such unvested portion of the Award shall be converted into an equivalent valued Alternative Award (as described in Section 9(b)) of restricted stock or restricted stock units of the New Employer that will vest solely based upon the Participant’s continued employment or service through the end of the Performance Cycle to which the Award had previously been subject. If the New Employer declines to grant an Alternative Award as described in the preceding sentence, then such portion of the Award shall become fully vested and/or paid out upon such Change in Control. The intent of this Section 9(a)(ii) can be illustrated by the following example:

A Participant has been granted 60,000 Performance Shares subject to a 3-year Performance Cycle. At the end of the second year of the Performance Cycle, a Change in Control occurs and as of the Change in Control date, 50% of the relevant Performance Goals have been met. Under Section 9(a)(ii), the Participant will be entitled to receive a payment in respect of such Performance Shares equal to the value of 20,000 Performance Shares (i.e., 2/3 of 60,000, times 50%). Additionally, the Participant will be entitled to receive an Alternative Award of restricted stock or restricted stock units (or an immediate payment if the New Employer declines to grant such an Alternative Award) with a value equal to 10,000 Performance Shares (i.e., the portion of the Award that did not vest because it relates to the uncompleted portion of the Performance Cycle).

(iii) Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. To the extent permitted under Section 11(h), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

(b) Alternative Awards. Notwithstanding Sections 9(a)(i) and 9(a)(iii), but subject to Section 11(h), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than performance-based Awards described under Section 9(a)(ii)) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined by the Committee in good faith at the time of the Change in Control); and

(iv) have terms and conditions which provide that if the Participant’s employment is involuntarily terminated other than for cause within 24 months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(c) Termination of Employment or Service Prior to Change in Control. To the extent provided by the Committee at or after the time of grant, and subject to Section 11(h), in the event that any Change in Control occurs as a result of any transaction described in clause (ii) or (iii) of the definition of such term, any Participant whose employment or service is involuntarily terminated other than for Cause on or after the date on which the stockholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

SECTION 10. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2030. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any other way (including, but not limited to, lowering the exercise price of an outstanding stock option) that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees and Eligible Directors, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Stockholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(h) Compliance with Code Section 409A. No Awards shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under section 409A of the Code.

(i) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(j) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) an Option becomes exercisable, (ii) a Performance Share or Performance Unit is deemed earned, or (iii) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part.

(k) Deferrals. Subject to Section 11(h), (i) the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan and (ii) a Participant may electively defer receipt of the shares of Common Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Common Stock issuable upon the exercise of an Option), in each case, upon such terms and conditions as the Committee may establish from time to time.

(l) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(m) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(n) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(o) Compliance with Company Policies. In addition to any limitations, constrains or restrictions on awards applicable under Section11(g), the granting and exercising of Awards hereunder and any obligations of the Company under the Plan, shall be subject to the Participant’s acceptance of and compliance with any policy that requires the Participant to return or otherwise disgorge all or any portion of the benefit associated with an Award granted hereunder or other compensation payable in respect of such Participant’s services due to a restatement of the Company’s financial statements. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or take any other action that it shall deem necessary or appropriate to assure the Participant’s acceptance of and compliance with such policy or to rectify any failure to comply with such policy. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) by reason of any action taken in accordance with this Section 11(o).

MBIA INC.

1 MANHATTANVILLE ROAD

SUITE 301

PURCHASE, NY 10577

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MBI2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67767-P66942-Z81867                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MBIA INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Diane L. Dewbrey	☐	☐	☐

	1b.	William C. Fallon	☐	☐	☐

	1c.	Steven J. Gilbert	☐	☐	☐

	1d.	Janice L. Innis-Thompson	☐	☐	☐

	1e.	Charles R. Rinehart	☐	☐	☐

	1f.	Theodore Shasta	☐	☐	☐

	1g.	Richard C. Vaughan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve, on an advisory basis, executive compensation.	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2022.	☐	☐	☐

4.	To approve the Company’s Amended and Restated Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D67768-P66942-Z81867

This proxy is solicited by the Board of Directors for use at the

Annual Meeting of MBIA Inc. on May 3, 2022.

The undersigned hereby appoints Charles R. Rinehart and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at www.virtualshareholdermeeting.com/MBI2022, on Tuesday, May 3, 2022, at 10:00 a.m. (EDT), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side